Exhibit 10.4

AGREEMENT OF SUBLEASE

between

PRIMEDIA INC.,

a Delaware corporation,

as Sublessor,

and

NEWTEK BUSINESS SERVICES, INC.,

a New York corporation,

as Sublessee

November 10, 2006

Premises:

A Portion of the 17th Floor

1440 Broadway

New York, New York

TABLE OF CONTENTS

1.	Subleasing of Subleased Premises; Condition of Subleased Premises	1
2.	Term	3
3.	Fixed Rent	4
4.	Additional Rent	6
5.	Care, Surrender and Restoration of the Subleased Premises	8
6.	Use	8
7.	Subordination to and Incorporation of Terms of the Prime Lease	8
8.	Sublessee’s Obligations	10
9.	Sublessor’s Obligations	10
10.	Covenants with Respect to the Prime Lease	11
11.	Broker	11
12.	Indemnification of Sublessor	12
13.	Termination of the Prime Lease	13
14.	Approvals or Consents	13
15.	Time Limits	13
16.	Assignment and Subletting	14
17.	End of Term	14
18.	Condemnation, Destruction, Fire and other Casualty	14
19.	Notices	15
20.	Sublease Conditional Upon Consent	16
21.	Security Deposit	17
22.	Insurance Requirements	19
23.	Sublessor’s Right of Access	19
24.	Right to Cure Defaults and Damages	19
25.	Sublessor’s Representations, Warranties and Covenants	20
26.	Intentionally Deleted	20
27.	Bankruptcy	20
28.	Miscellaneous	22

LIST OF EXHIBITS:

Page
Exhibit A	Floor Plan of 17th Floor
Exhibit B	Form of Commencement Date Agreement
Exhibit C	Form of Letter of Credit
Exhibit D	The Prime Lease
Exhibit E	Form of Estoppel Certificate

i

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE (this “Sublease”), made as of the 10th day of November 2006, by and between PRIMEDIA INC., a Delaware corporation having an office at 745 Fifth Avenue, New York, New York 10151 (“Sublessor”), and NEWTEK BUSINESS SERVICES, INC., a New York corporation, having an office at 462 7th Avenue, 14th Floor, New York, New York 10018 (“Sublessee”).

W I T N E S S E T H:

WHEREAS, Sublessor, as successor-in-interest to About.com, Inc., is the tenant under that certain Lease dated December 31, 1999, (the “Original Lease”) with 1440 Partners, LLC (“Landlord”), successor-in-interest to 1440 Broadway Partners, LLC, a Delaware limited liability company, whereby Sublessor leased the entire 18th, 19th and 20th floors and also by delivery in phases, the entire 17th, 21st and 13th floors (collectively, the “Original Premises”) in an office building (the “Building”) commonly known as and located at 1440 Broadway, New York, New York, for a term expiring on October 31, 2015.

WHEREAS, the Original Lease was amended by letter agreement dated June 15, 2000, by amendments dated July 13, 2000 (the “First Amendment”), May 16, 2001 (the “Second Amendment”), and June 28, 2002 (the “Third Amendment”) and by letter agreements dated March 1, 2004 (the “Fourth Amendment”) and July 7, 2006 (the “Fifth Amendment”), pursuant to which, among other things, the entire 14th and a portion of the 15th floors were added to the Original Premises (the Original Lease, as amended by the amendments listed above is hereinafter collectively referred to as the “Prime Lease” (unless any such agreements are expressly and separately identified in any provision in this Agreement) and the Original Premises as increased by the amendments listed above is hereinafter collectively referred to as the “Premises”).

WHEREAS, Sublessor desires to sublet to Sublessee, and Sublessee desires to hire from Sublessor, a portion of the Premises constituting the Subleased Premises (as hereinafter defined) as more particularly described below.

NOW, THEREFORE, in consideration of TEN ($10) DOLLARS, the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Prime Lease):

1. Subleasing of Subleased Premises; Condition of Subleased Premises.

(a) During the Term (as hereinafter defined), Sublessor hereby subleases to Sublessee and Sublessee hereby hires from Sublessor, upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth, that portion of the Premises consisting of a portion of the 17th floor (the “Subleased Premises”) of the Building, as substantially shown on the floor plan attached hereto as Exhibit A. The attachment of the floor plan of the Subleased Premises does not constitute a representation that said floor plan is exact or correct, and Sublessor makes no representation or warranty with respect to the accuracy of the layout, the conditions or dimensions of the Subleased Premises as shown on said floor plan or otherwise. For all purposes of this Sublease, Sublessor and Sublessee conclusively agree that the Subleased Premises consists of 23,000 rentable square feet.

(b) Sublessee shall accept possession of the Subleased Premises in the condition and state of repair on the Commencement Date (as hereinafter defined), “AS IS”, in vacant (except as provided in Section 28(d) below) and broom clean condition, subject to reasonable wear and tear between the date hereof and the Commencement Date and Sublessee expressly acknowledges and agrees that Sublessor has made no representations with respect to the Subleased Premises or the Building, except as otherwise expressly provided in this Section 1(b). Sublessor shall not be obligated to perform any work to prepare the Subleased Premises for Sublessee. The taking of possession by Sublessee of the Subleased Premises shall be conclusive evidence as against Sublessee that the Subleased Premises was in good and satisfactory condition as of the Commencement Date, provided, however, that Sublessee’s failure to take possession of the Subleased Premises shall not be deemed evidence that the Subleased Premises was not in good or satisfactory condition. Sublessor represents that, to Sublessor’s knowledge, Sublessor has not introduced any hazardous materials into the Subleased Premises, except de minimis amounts incidental to the operations of general business offices. To the extent that any hazardous materials are discovered in the Subleased Premises which are required, pursuant to applicable legal requirements, to be removed, abated or otherwise remediated (and such hazardous materials were not introduced into the Subleased Premises by Sublessee or its agents or employees), Sublessor shall comply with its obligations under the applicable provisions of the Prime Lease to remove, abate or remediate such hazardous materials, or, to the extent Sublessor is not so obligated, Sublessor shall enforce its rights, in accordance with the applicable provisions of the Prime Lease, to cause Landlord to remove, abate or remediate such hazardous materials. Sublessor represents that it has received no notice from the Federal Government, the State of New York, the City of New York Buildings Department or any other governmental agency that the Subleased Premises are in violation of law or Building codes. If any such violation exists (except to the extent caused by Sublessee) that is Sublessor’s obligation to remedy under the Prime Lease, Sublessor shall correct or cause to be corrected such violation, provided that such violation adversely affects the use or occupancy by Sublessee of the Subleased Premises. Within five (5) business days after Sublessor shall have given Sublessee notice of the Commencement Date as provided in Section 2(a) below, and upon prior reasonable notice to Sublessor, Sublessee shall have access to the Subleased Premises during hours other than business hours for purposes of taking measurements and similar preparatory work to prepare the Subleased Premises for Sublessee’s occupancy, provided that Sublessee shall have delivered to Sublessor the evidence of insurance required to be delivered by Sublessee to Sublessor pursuant to Article 22 of this Sublease.

(c) Sublessee shall not make any alterations, additions, improvements or changes (collectively, “Improvements”) in or to the Subleased Premises without first obtaining the prior written consent of Sublessor (which shall not be unreasonably withheld or delayed if (i) Landlord’s consent is not required under the Prime Lease or (ii) Landlord’s consent is required under the Prime Lease and Landlord consents to such Improvements), and of Landlord if required under the Prime Lease. Notwithstanding the foregoing but subject to the provisions of Articles 13 and 14 of the Prime Lease, including, but not limited to the notice required to be given to Landlord under Section 13.02(b) of the Prime Lease and the restoration obligations imposed by Landlord pursuant to Sections 14.03, 14.05 and 14.06 of the Prime Lease, Sublessee shall not be required to obtain the consent of Sublessor to a Decorative Change or a Permitted Nonstructural Change, provided that Sublessee shall give to Sublessor not less than fifteen (15) business days’ prior written notice of such Decorative Change or Permitted Nonstructural Change, which notice shall be accompanied by the information required to be given to Landlord under Section 13.02(b) of the Prime Lease. Sublessee, in making any such approved Improvements in or to the Subleased Premises, shall comply with all applicable terms, covenants and conditions of the Prime Lease and with all requirements of governmental bodies having jurisdiction thereof. Sublessee shall reimburse Sublessor for Sublessor’s actual out-of-pocket costs incurred by it in connection with (i) its review of any plans and specifications submitted by Sublessee and (ii) Landlord’s review of any plans and specifications submitted by Sublessee, including charges imposed by Landlord pursuant to Article 9 of the Prime Lease.

2. Term.

(a) The term (the “Term”) of this Sublease shall commence on the Commencement Date and shall expire on October 30, 2015 (the “Expiration Date”). The “Commencement Date” shall be defined to mean and shall be deemed to occur on the later of (i) the date that Sublessor shall deliver vacant possession of the Subleased Premises to Sublessee in accordance with the terms of this Sublease, which will occur not sooner than January 8, 2007 (the “Anticipated Commencement Date”) and (ii) the date that Sublessor shall have obtained and provided to Sublessee a manually executed counterpart of Landlord’s consent to this Sublease (the “Consent”). Sublessor shall give Sublessee not less than five (5) business days’ prior notice of the Commencement Date. Sublessor and Sublessee shall, within ten (10) days after the Commencement Date, execute a written agreement, substantially in the form annexed hereto as Exhibit B, confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or excuse any of the parties from their respective obligations hereunder.

(b) If the Commencement Date does not occur on or prior to the Anticipated Commencement Date for any reason and Sublessor shall fail to deliver possession of the Subleased Premises, or portion thereof, as contemplated in this Section 2, Sublessor shall not be liable for its failure to deliver possession and the validity of this Sublease shall not be impaired under such circumstances. The parties hereto agree that this Section 2 is intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other similar law hereafter in force, and Sublessee hereby waives any rights to rescind this Sublease which Sublessee might otherwise have pursuant to said Section 223-a.

3. Fixed Rent.

(a) With respect to the Subleased Premises, during the Term, from and after the Rent Commencement Date through and including the Expiration Date, Sublessee shall pay to Sublessor, in lawful money of the United States, a fixed annual rent (the “Fixed Rent”) in equal monthly installments, in advance, as follows:

(i) $782,000.00 per annum ($65,166.67 per month) commencing on the Rent Commencement Date to and including the last day of the month preceding the month in which occurs the first (1st) anniversary of the Commencement Date;

(ii) $797,640.00 per annum ($66,470.00 per month) commencing on the first (1st) day of the month in which occurs the first (1st) anniversary of the Commencement Date to and including the last day of the month preceding the month in which occurs the second (2nd) anniversary of the Commencement Date;

(iii) $813,592.80 per annum ($67,799.40 per month) commencing on the first (1st) day of the month in which occurs the second (2nd) anniversary of the Commencement Date to and including the last day of the month preceding the month in which occurs the third (3rd) anniversary of the Commencement Date;

(iv) $829,864.66 per annum ($69,155.39 per month) commencing on the first (1st) day of the month in which occurs the third (3rd) anniversary of the Commencement Date to and including the last day of the month preceding the month in which occurs the fourth (4th) anniversary of the Commencement Date;

(v) $846,461.95 per annum ($70,538.50 per month) commencing on the first (1st) day of the month in which occurs the fourth (4th) anniversary of the Commencement Date to and including the last day of the month preceding the month in which occurs the fifth (5th) anniversary of the Commencement Date;

(vi) $890,929.24 per annum ($74,244.10 per month) commencing on the first (1st) day of the month in which occurs the fifth (5th) anniversary of the Commencement Date to and including the last day of the month preceding the month in which occurs the sixth (6th) anniversary of the Commencement Date, which amount reflects both the two percent (2%) fixed annual increase and a $4.00 per rentable square foot increase in Fixed Rent applicable after the first five (5) years of the Term;

(vii) $908,747.83 per annum ($75,728.99 per month) commencing on the first (1st) day of the month in which occurs the sixth (6th) anniversary of the Commencement Date to and including the last day of the month preceding the month in which occurs the seventh (7th) anniversary of the Commencement Date;

(viii) $926,922.79 per annum ($77,243.57 per month) commencing on the first (1st) day of the month in which occurs the seventh (7th)

anniversary of the Commencement Date to and including the last day of the month preceding the month in which occurs the eighth (8th) anniversary of the Commencement Date; and

(ix) $945,461.25 per annum ($78,788.44 per month) commencing on the first (1st) day of the month in which occurs the eighth (8th) anniversary of the Commencement Date to and including the Expiration Date.

If the Fixed Rent shall commence on a date other than the first day of a calendar month, the Fixed Rent for such calendar month shall be prorated. The “Rent Commencement Date” shall mean the date that is the four (4) months after the Commencement Date.

(b) The Fixed Rent for a month shall be due and payable on the first (1st) day of each calendar month preceding the month for which the monthly installment of rent is due during the Term at the office of Sublessor, or at such other place as Sublessor may designate, at any time and from time to time, without any set-off or deduction of any kind whatsoever (except as otherwise expressly set forth herein), and except that Sublessee shall pay to Sublessor the first monthly installment of Fixed Rent upon execution of this Sublease.

(c) If Sublessee shall fail to pay when due any installment of Fixed Rent or Additional Rent (as hereinafter defined) and such failure shall continue for a period of five (5) days after such installment or payment shall have become due and payable, (i) Sublessee shall pay a late fee equal to five percent (5%) of any outstanding amounts to help defray the cost of collection, and (ii) Sublessee shall pay interest thereon, from the due date thereof to the date of payment, at the rate equal to the lesser of (x) of three percent (3%) in excess of the prime interest rate then in effect as published in The Wall Street Journal (or successor) or (y) the maximum legal rate of interest (the “Interest Rate”). Notwithstanding the foregoing, Sublessor agrees that Sublessee shall not be liable for the payment of interest as provided in this Section 3(c) with respect to the first late payment of Fixed Rent or Additional Rent or any other amount due hereunder in any consecutive twelve (12) month period during the Term of this Sublease, provided that Sublessee shall have made any such late payment of rents to Sublessor within five (5) days after notice is given to Sublessee by Sublessor with respect thereto. Notwithstanding the imposition of such interest, Sublessee shall be in default under this Sublease if any or all payments required to be made by Sublessee are not made at the time herein stipulated, and neither the demand for, nor collection by Sublessor of, such late fee or such interest shall be construed as a curing of such default on the part of Sublessee. The payment of such late fee and interest shall be in addition to all other rights and remedies available to Sublessor in the case of nonpayment of rent.

(d) Provided that Sublessee shall not then be in default under the terms of this Sublease beyond all applicable notice and grace periods under this Sublease, Sublessee shall be entitled to an abatement of Fixed Rent in the aggregate amount of $345,000, to be applied solely against the first six (6) monthly installments of Fixed Rent payable by Sublessee under this Sublease, each such monthly abatement equal to $65,166.67, except for the sixth month after the Rent Commencement Date, which abatement shall be equal to $19,166.65.

4. Additional Rent.

(a) With respect to the Subleased Premises, during the Term, Sublessee shall pay to Sublessor as “Additional Rent” as follows:

(i) Any items specified in the Prime Lease to be additional rent and any other sums of money, costs, charges, adjustments, increases, rent or additional rent payable by Sublessor to Landlord under the Prime Lease (including, without limitation, overtime charges for HVAC) attributable to the Subleased Premises or the use and occupancy thereof by Sublessee, or to any alteration or Change (as such term is defined in the Prime Lease), made or to be made therein by or for Sublessee, provided, that, for the purposes of calculating the amount of Additional Rent payable by Sublessee to Sublessor in respect of Taxes, the “Tenant’s Proportionate Share” (as defined in the Prime Lease) shall be deemed to be 11.12% (subject to adjustment in event of any reduction in the size of the Building or the Subleased Premises as a result of a casualty or condemnation) of the Premises, with all other terms having the same meanings ascribed to them in Article 5 of the Prime Lease, except that the “Base Tax Year” (as defined in the Prime Lease) for purposes of this Sublease shall mean the calendar year 2007 (i.e. one-half of the amount of Taxes in respect of the 2006/2007 Tax Year plus one-half of the amount of Taxes in respect of the 2007/2008 Tax Year). Except as modified by this Sublease, with respect to the Subleased Premises, the Additional Rent for Taxes shall be calculated in accordance with the terms of the Prime Lease. Notwithstanding anything to the contrary contained in the Prime Lease, Sublessee shall have no obligation to pay to Sublessor any Operating Expense Payment (as defined in the Prime Lease).

(ii) Additional Rent due for electricity payable by Sublessor to Landlord with respect to the Subleased Premises pursuant to the terms of Section 16 of the Prime Lease, which electricity is currently measured by an existing submeter. With respect to the existing submeter, which measures the electricity consumption in the Subleased Premises and the balance of the 17th floor on which the Subleased Premises is located, Sublessee shall pay for Sublessee’s “Usage” (as defined in Section 16.02(a) of the Prime Lease), which shall be equal to Sublessee’s proportionate share of the electricity consumption measured by such submeter. Sublessee shall have the right, upon written notice given to Sublessor within ten (10) days after Sublessor gives Sublessee an invoice, to contest Sublessee’s Usage shown on such invoice, provided that Sublessee shall pay to Sublessor the amount due as shown on such invoice in accordance with Article 16 of the Prime Lease. If Sublessee shall so contest an invoice for electricity, then Sublessor shall, at Sublessee’s cost and expense, cause the electricity consumption measured by such existing submeter to be surveyed by an independent electrical consultant designated by Sublessor to determine whether the cost billed to Sublessee for Sublessee’s Usage equitable reflects Sublessee’s hours of operation and the quantity of electrical equipment in the Subleased Premises. In the event such survey determines that Sublessee’s actual electricity consumption for the period shown on Sublessor’s invoice was at least ten percent (10%) less than Sublessee’s Usage shown on Sublessor’s invoice, then Sublessor shall credit such difference against the next invoice to Sublessee for electricity and Sublessor shall thereafter use commercially reasonable efforts to monitor the consumption of electricity by all subtenants measured by such existing submeter. If Sublessee or the other 17th floor subtenant(s) shall consume unreasonable amounts of electricity for more than a de minimis period of time, Sublessor shall use good faith efforts to implement a mutually agreeable process to monitor and assess the consumption of electricity by Sublessee and the other 17th floor subtenant(s). If a submeter(s) shall be installed that shall measure only the electricity consumption in the Subleased Premises, (x) Sublessee’s Usage shall be equal to 100% of the electricity consumption shown on such submeter(s), (y) Sublessee shall have no further right to contest an invoice for electricity from Sublessor and Sublessee shall pay Sublessor for such Usage in accordance with Article 16 of the Prime Lease and (z) Sublessee shall, during the Term of this Sublease, pay for all costs and expenses to maintain and repair such submeter(s).

(b) Sublessee shall pay to Sublessor the Additional Rent at the time and in the manner Sublessor is required to pay the same to Landlord, as set forth in the Prime Lease. Except as expressly provided herein, all other additional rent, charges, fees or other amounts payable under this Sublease or the Prime Lease by Sublessee shall be payable within fifteen (15) days of written demand therefor.

(c) The initial demand for Additional Rent payable pursuant to this Section 4 and any subsequent demand for increases in Additional Rent shall be accompanied by copies of any invoices, bills or other documentation evidencing such Additional Rent which Sublessor shall have received from Landlord in connection therewith. Notwithstanding the foregoing, any failure by Sublessor to make a demand under the provisions of this Sublease, shall not in any way be a waiver, or cause Sublessor to forfeit or surrender its rights to collect, any Fixed Rent or Additional Rent that may have become due pursuant to the terms of this Sublease.

(d) Sublessor shall credit Sublessee, its proportionate share of any refunds received by Sublessor from Landlord under the Prime Lease on account of any overpayment of Additional Rent for which Sublessee has paid Sublessor under this Sublease; provided, however, that Sublessor shall be entitled to deduct from the aggregate of the amount of such refund Sublessee’s proportionate share of any and all costs and expenses, including, without limitation, reasonable attorneys’ fees, consultants fees and disbursements, incurred by Sublessor in connection with the obtaining of any such refunds. Sublessee shall pay to Sublessor, as Additional Rent, within ten (10) days after demand therefor, Sublessee’s proportionate share of any amounts (plus interest, if any) due Landlord under the Prime Lease on account of any underpayment of Additional Rent payable under this Sublease, including, without limitation, Additional Rent payable hereunder on account of Taxes due under Article 5 of the Prime Lease.

(e) All amounts payable by Sublessee to Sublessor pursuant to this Sublease, including, without limitation, Fixed Rent and Additional Rent, shall be deemed to be and shall constitute rent for all purposes hereunder and, in the event of any non-payment thereof, Sublessor shall have all of the rights and remedies provided herein, at law or in equity for non-payment of rent. The obligation of Sublessee to pay all amounts to Sublessor hereunder shall survive the Expiration Date or the earlier termination of this Sublease.

5. Care, Surrender and Restoration of the Subleased Premises.

(a) Without limiting any other provision of this Sublease or the Prime Lease, as the case may be, but subject to Section 1(b) of this Sublease, Sublessee shall take good care of the Subleased Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations applicable to the Subleased Premises, the Building and Sublessee’s use or manner of use thereof, which are imposed on Sublessor, as tenant under the Prime Lease in connection with the Subleased Premises and/or the Building.

(b) Upon the Expiration Date or the earlier termination of the Term, Sublessee shall quit and surrender the Subleased Premises to Sublessor, broom clean, in good order and condition, reasonable wear and tear excepted and Sublessee shall remove all of its property therefrom and perform any Restoration Work required by reason of Section 14.05 of the Prime Lease with respect to Specialty Installations made by Sublessee and remove any installation or improvement required by Section 14.06 of the Prime Lease and restore any damage caused by such removal.

(c) If the Expiration Date or the earlier termination of the Term falls on a Sunday, this Sublease shall expire at noon on the immediately preceding Saturday unless such Saturday is a legal holiday, in which case the Term shall expire at noon on the first business day immediately preceding such Saturday. Sublessee shall observe and perform each of the covenants contained in this Sublease and Sublessee’s obligations hereunder shall survive the Expiration Date or earlier termination of this Sublease.

6. Use.

Sublessee shall use and occupy the Subleased Premises as executive and general offices for Sublessee’s business (the “Permitted Use”) and for no other purpose.

7. Subordination to and Incorporation of Terms of the Prime Lease.

(a) With respect to the Subleased Premises, this Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Prime Lease, and to all matters to which the Prime Lease is or shall be subordinate, and, except as otherwise expressly provided in this Sublease, all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublessor and Sublessee (as if they were the “Landlord” and “Tenant,” respectively, under the Prime Lease, and as if the words “Prime Lease” were “Sublease” and the word “Premises” were “Subleased Premises”), constitute the terms of this Sublease, except for such other terms of the Prime Lease that are inapplicable, inconsistent with, or specifically modified by, the terms of this Sublease. This clause shall be self-operative and no further instrument of subordination shall be required, but

Sublessee shall execute promptly any certificate confirming such subordination that Sublessor may request. In the event of any inconsistency between this Sublease and the Prime Lease, such inconsistency shall be resolved in favor of the obligation which is more onerous to Sublessee or that restriction which is more restrictive of Sublessee, as the case may be.

The following provisions of the Prime Lease shall not apply to this Sublease: all references in the Prime Lease and the amendments thereto (the “Amendments”) to any of the following terms or to any obligation of the Landlord to perform any of the following: Premises, Commencement Date, Expiration Date, Rent Commencement Date, Base Operational Year, Operating Expense Base, Tenant’s Projected Share of Operating Expenses, Operating Expense Payment, Operating Statement, Security Deposit, Excepted Subletting, Short Term Sublease, Small Sublease, Landlord’s Contribution, Landlord’s Initial Construction, Broker, rental amounts, rental rates and rent abatements.

In addition, the following Articles, Sections, Exhibits and Amendments shall not apply to this Sublease or shall be amended as indicated:

(I) Original Lease - Sections 1.01, 1.02, 1.03, 1.04, 1.06, 1.09, 1.10, 7.05, 9.02(b), 9.12, 9.15, 11.09, 13.09, 16.10, 18.06, 18.07(a)(2) and (3) and 19.06. The reference to 50% in Sections 9.10(a) and (b) shall be increased to 100%. In Section 13.02(b), the amounts $575,000, $625,000 and $685,000 are deleted and replaced with the amount of $100,000. In Section 13.05, the amounts $575,000, $625,000 and $685,000 are deleted and replaced with the sum of $250,000. The last sentence of Section 13.08(b) is deleted. The ten (10) day period referred to in Section 25.02(a) shall be deemed to be five (5) days. In addition, the abandonment (unless as a result of a casualty) or the vacation of any portion of the Subleased Premises by Sublessee shall not be deemed a default under Section 25.02(d) of the Prime Lease, provided that Sublessee gives Sublessor prior written notice of Sublessee’s intention to so abandon or vacate the Subleased Premises, Sublessee continues to comply with the terms of this Sublease, including, but not limited to, Sublessee’s obligation to pay all Fixed Rent and Additional Rent to Sublessor in accordance with this Sublease, and Sublessee secures and otherwise protects the Subleased Premises or portion thereof, as applicable, to the reasonable satisfaction of Landlord.

Articles 4, 6, 31, 32, 39, 40, 41, 42, 43, 44, 45,

all Floor plans and Exhibits C, G, H, I, J and K.

(II) First Amendment - Sections 2, 3, 4, 5, 6, 7, 9, 13 and 14, Exhibit A (Floor Plan), Exhibit B, and Exhibit C.

(III) Second Amendment – Sections 1, 3, 4, 5, 6, 7, 9, 11, 12, 13, 14, 15, 17(b), (c), (d), (e), (f), (i), (j), (l), (m), (n), (o), (p), (q), (r) and (s), 18 and 19, Exhibit A (Floor Plan).

(IV) Third Amendment.

(V) Letter dated June 15, 2002.

(VI) Fourth Amendment.

(VII) Fifth Amendment.

In furtherance of the foregoing, Sublessee shall not take any action or do or permit to be done anything which (i) is or may be prohibited under the Prime Lease, (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Prime Lease or any other instrument to which this Sublease is subordinate, or (iii) would result in any additional cost or other liability to Sublessor (unless Sublessee agrees to bear such additional cost).

(b) In the event of termination, re-entry or dispossess of Sublessor by Landlord under the Prime Lease, Landlord may, at its option, take over all of the right, title and interest of Sublessor, as sublessor under this Sublease, and Sublessee shall, at Landlord’s option, as the case may be, attorn to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Sublessor under this Sublease; (ii) be subject to any offset, not expressly provided in this Sublease, that theretofore accrued to Sublessee against Sublessor or (iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month’s Fixed Rent or any Additional Rent then due, in either case not approved by Landlord in writing, which approval (in the case of a modification) shall not be unreasonably withheld, conditioned or delayed, provided that all of the applicable terms and conditions with respect to a proposed subletting are satisfied, as if such modification were a new sublease (e.g., if the proposed modification did not involve the subletting of additional space then Landlord’s Option (as such term is defined in the Prime Lease) would not apply thereto).

8. Sublessee’s Obligations.

Except as specifically set forth herein to the contrary, all acts to be performed by, and all of the terms, provisions, covenants, stipulations, conditions, obligations and agreements to be observed by, Sublessor, as Tenant under the Prime Lease shall, to the extent that the same relate to the Subleased Premises, be performed and observed by Sublessee, and Sublessee’s obligations in respect thereof shall run to Sublessor or Landlord as Sublessor may determine to be appropriate or as may be required by the respective interests of Sublessor or Landlord. Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other costs) which are paid, suffered or incurred by Sublessor as a result of the nonperformance or nonobservance of any such terms, provisions, covenants, stipulations, conditions, obligations or agreements by Sublessee.

9. Sublessor’s Obligations.

The benefit of all repairs, restorations, compliance with law and other requirements, materials and services to be provided to the Subleased Premises and the

Building by Landlord under the Prime Lease shall accrue to Sublessee; but, notwithstanding anything to the contrary in this Sublease or in the Prime Lease, Sublessor shall under no circumstances be obligated to make any repairs or restorations, comply with any laws or other requirements or to supply any materials or services to the Subleased Premises or the Building; and Sublessor shall under no circumstances be liable to Sublessee for the failure of Landlord or others so to do. Upon Sublessee’s written request, Sublessor shall present to Landlord, in the name of Sublessor, any demand requested by Sublessee for any such repairs, restorations, materials or right to exercise, in Sublessor’s name, but at Sublessee’s sole cost and expense, all of the rights available to Sublessor to enforce performance of the obligations of Landlord to make any such repairs and restorations and to supply any such materials and services to the Subleased Premises and no failure on the part of Landlord to perform and no failure to furnish, or interruption of any services or facilities shall give rise to any (i) abatement, diminution or reduction in Sublessee’s obligations under this Sublease or (ii) liability on the part of Sublessor, except in each case to the extent Sublessor is entitled to an abatement, diminution or reduction in rent with respect to the Subleased Premises as Tenant under the Prime Lease. Subject to Section 17.05 of the Prime Lease, Sublessor shall furnish to the Subleased Premises during the Term adequate air conditioning during periods beginning at 7 a.m. until 8 p.m. on business days (as such term is defined in the Prime Lease) and 8 a.m. until 3 p.m. on Saturdays. Landlord hereby represents that as of the date hereof, the AC Units and Tenant’s AC Equipment are in good working order. Sublessee shall have access to the Subleased Premises pursuant to Section 19.09 of the Prime Lease, which Section 19.09 is incorporated herein by reference under Article 7 of this Sublease. Sublessee shall have the right, at Sublessee’s sole cost and expense, to exercise and to enforce, by legal action, in Sublessor’s name (if required because of a lack of privity between Landlord and Sublessee) all of the rights available to Sublessor under the Prime Lease to enforce the performance of the obligations of Landlord under the Prime Lease as applicable to the Subleased Premises.

10. Covenants with Respect to the Prime Lease.

In the event that Sublessee shall be in default of any term, provision, covenant, stipulation, condition, obligation or agreement of, or shall fail to honor any obligation under this Sublease, Sublessor, on giving the notice required by the Prime Lease (as modified pursuant to Section 15 hereof), and subject to the right, if any, of Sublessee to cure any such default within any applicable grace period provided in the Prime Lease (as modified pursuant to Section 15 hereof), shall have available to it all of the remedies available to Landlord under the Prime Lease in the event of a like default or failure on the part of Sublessor, as Tenant thereunder. Such remedies shall be in addition to all other remedies available to Landlord under the Prime Lease in the event of a like default or failure on the part of Sublessor, as Tenant thereunder, and such remedies shall be in addition to all other remedies available to Sublessor at law or in equity.

11. Broker.

Each party represents and warrants to the other that such party making the representation has not dealt with any broker or finder in connection with this Sublease other than CB Richard Ellis (“Broker”). Sublessor shall pay the fees and commissions due Broker relating to this Sublease pursuant to a separate agreement with Broker. Each party does hereby agree to indemnify and hold the other harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges and reasonable attorneys’ fees and other charges incurred in connection with the enforcement of this indemnity provision) arising out of any claims, demand or proceeding for a real estate brokerage commission, finder’s fee or other compensation made by any person or entity in connection with this Sublease claiming to have dealt with such party with the indemnification obligation. The provisions of this Section 11 shall survive the Expiration Date or the earlier termination of this Sublease.

12. Indemnification of Sublessor.

(a) Sublessee agrees to indemnify Sublessor against and hold Sublessor harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges and reasonable attorneys’ fees and other charges incurred in connection with the enforcement of this indemnity provision) which are paid, suffered or incurred by Sublessor as a result of (i) any personal injuries or property damage occurring in, on or about the Subleased Premises during the Term, (ii) any work or thing done, or any condition created, by Sublessee in, on or about the Subleased Premises or the Building during the Term, or (iii) any act or omission of Sublessee or Sublessee’s agents, contractors, servants, employees, invitees or licensees during the Term, except to the extent that any of the foregoing indemnified matters is caused by the negligence or willful misconduct of Sublessor or its agents, contractors, servants, employees, invitees or licensees. Notwithstanding anything to the contrary contained in this Sublease, to the full extent permitted by law, in no event shall Sublessee be liable for any consequential, special or punitive damages arising out of any breach or default in the performance or observance of any of the terms, covenants or conditions to be observed or performed by Sublessee under this Sublease, except to the extent such damages are incurred in connection with any holdover in the Subleased Premises by Sublessee.

(b) Sublessor agrees to indemnify Sublessee against and hold Sublessee harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges and reasonable attorneys’ fees and other charges incurred in connection with the enforcement of this indemnity provision) which are paid, suffered or incurred by Sublessee as a result of (i) any work or thing done, or any condition created, by Sublessor in, on or about the Subleased Premises or the Building during the Term (except in connection with any actions taken by Sublessor in the exercise of its remedies under this Sublease after a default by Sublessee), or (ii) any act or omission of Sublessor or Sublessor’s agents, contractors, servants, employees, invitees or licensees during the Term, except to the extent that any of the foregoing indemnified matters is caused by the negligence or willful misconduct of Sublessee or its agents, contractors, servants, employees, invitees or licensees. Notwithstanding anything to the contrary contained in this Sublease, to the full extent permitted by law, in no event shall Sublessor be liable for any consequential, special or punitive damages arising out of any breach or default in the performance or observance of any of the terms, covenants or conditions to be observed or performed by Sublessor under this Sublease.

13. Termination of the Prime Lease.

If the term of the Prime Lease is terminated prior to the Expiration Date, then, subject to Section 7(b) hereof, this Sublease shall immediately terminate with respect to the entire Subleased Premises, and Sublessor shall not be liable to Sublessee by reason thereof unless such termination is a result of a default by Sublessor under the Prime Lease beyond all applicable notice and grace periods.

14. Approvals or Consents.

In all provisions of the Prime Lease requiring the approval or consent of Landlord, Sublessee shall be required to obtain the express written approval or consent of Sublessor, which consent shall be further subject to the approval or consent of Landlord, pursuant to the Prime Lease. If Sublessor shall give its consent to any request made by Sublessee then Sublessor hereby agrees to promptly furnish to Landlord copies of such request for consent or approval received from Sublessee. If Landlord shall refuse to give its consent or approval to any request made by Sublessee then such request shall be deemed denied, whether or not Sublessor shall have previously granted its consent.

15. Time Limits.

The parties agree that unless otherwise expressly modified herein, the time limits set forth in the Prime Lease for the giving of notices, making demands, payment of any sum, the performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purpose of this Sublease as provided in this Article 15. Whenever in the Prime Lease a time is specified for the giving of any notice or the making of any demand by the Tenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding five (5) days thereto; and whenever in the Prime Lease a time is specified for the giving of any notice or the making of any demand by the Landlord thereunder relating to (i) the payment of Fixed Rent or Additional Rent under the Prime Lease, such time is hereby changed (for the purpose of this Sublease only) by subtracting three (3) days therefrom, and (ii) any subject other than the payment of Fixed Rent or Additional Rent under the Prime Lease, such time is hereby changed (for the purpose of this Sublease only) by subtracting ten (10) days therefrom. Whenever in the Prime Lease a time is specified within which the Tenant thereunder must give notice or make a demand following an event, or must respond to any notice, request or demand previously given or made by the Landlord thereunder, or to comply with any obligation on the Tenant’s part thereunder relating to (x) the payment of Fixed Rent or Additional Rent under the Prime Lease, such time is hereby changed (for the purposed of this Sublease only) by subtracting three (3) days therefrom, and (y) any other obligation under the Prime Lease or under this Sublease, such time is hereby changed (for the purpose of this Sublease only) by subtracting ten (10) days therefrom. Wherever in the Prime Lease a time is specified within which the Landlord thereunder must respond to any notice, request or demand previously given or made by the Tenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding five (5) days thereto. It is the purpose and intent of the foregoing provisions, among other things, to provide Sublessor with time within which to transmit to Landlord any notices or demands received from Sublessee and to transmit to Sublessee any notices or demands received from Landlord. Notwithstanding the foregoing, the 120 day time period referred to in Section 5.11 of the Prime Lease shall be 100 days and the 180 day period referred to therein shall be 150 days. Each of Sublessor and Sublessee shall, promptly after receipt thereof, furnish to the other a copy of each notice, demand or other communication received from Landlord with respect to the Subleased Premises.

16. Assignment and Subletting.

Notwithstanding anything to the contrary contained herein or in the Prime Lease, Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign (whether by operation of law or otherwise), pledge or otherwise encumber this Sublease, or sublet all or any portion of the Subleased Premises without obtaining in each instance, the prior written consent of Landlord and the prior written consent of Sublessor, to the extent required pursuant to the applicable provisions of Article 16 of the Prime Lease, which consent of Sublessor shall not be unreasonably withheld provided that Sublessee shall have delivered to Sublessor a term sheet signed by the proposed assignee or sub-sublessee, as the case may be, containing all of the economic terms of the proposed assignment or sub-sublease, as the case may be. Sublessor reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublessor’s interest in and to the Prime Lease.

17. End of Term.

Sublessee acknowledges that possession of the Subleased Premises must be surrendered to Sublessor on the Expiration Date or the earlier termination of this Sublease, in the same condition as set forth in Section 5(b) hereof, subject to reasonable wear and tear and damage from casualty. Sublessee agrees to indemnify Sublessor against and hold Sublessor harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and other charges) which are paid, suffered or incurred by Sublessor as a result of the failure of, or the delay by, Sublessee in so surrendering the Subleased Premises, including, without limitation, any claims made by Landlord or any succeeding tenant founded on such failure or delay.

18. Condemnation, Destruction, Fire and other Casualty.

If the whole or any part of the Subleased Premises shall be condemned or damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by Landlord or Sublessor, then this Sublease shall remain in full force and effect with respect to the portion of the Subleased Premises not so terminated, and Sublessee’s obligation to pay Fixed Rent and Additional Rent hereunder shall abate only proportionate to the extent that the Fixed Rent and Additional Rent for the Subleased Premises shall abate under the terms of the Prime Lease.

19. Notices.

Any notice, request or demand (“Notice”) permitted or required to be given by the terms and provisions of this Sublease, or by any law or governmental regulation, either by Sublessor or Sublessee, shall be in writing and shall be given as follows: (i) by hand delivery; (ii) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; or (iii) by overnight nationwide commercial courier service; in each case, to the address and party listed below:

If to Sublessor:

Primedia Inc.

745 Fifth Avenue

New York, New York 10151

Attn: Mr. Willem VanDooijeweert

Maureen Sheehan, Esq.

With a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York,

New York 10154

Attn: Raymond A. Sanseverino, Esq.

If to Sublessee:

Prior to the Commencement Date:

Newtek Business Services Inc.

462 7th Avenue

14th Floor

New York, New York 10018

Attention: Chief Legal Officer

Telephone: 212-356-9532

Facsimile: 212-356-9532

E-Mail: alewin@newtekbusinessservices.com

After the Commencement Date to Sublessee at the Leased

Premises;

With a copy to:

Jeffrey M. Platte, Esq.

Platte, Klarsfeld, Levine & Lachtman, LLP

10 East 40th Street, 46th Floor

New York, New York 10016

Telephone: (212) 726-4420

Facsimile: (212) 402-1787

E-Mail: jplatte@plattelaw.com

Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written Notice of such change to the other parties in accordance with the provisions of this Section 19. Notices shall be deemed to have been given on the date they are actually received; provided, however, that (i) if any Notice is received on a day that is not a business day or is received after 5:00 p.m. on a business day in the time zone where received, it shall be deemed given on the next succeeding business day and (ii) the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery (subject to the provisions of clause (i) above).

20. Sublease Conditional Upon Consent. Sublessor and Sublessee each acknowledges and agrees that this Sublease is subject to Sublessor’s obtaining the Consent, as required by the Prime Lease. Notwithstanding anything set forth in this Sublease to the contrary, Sublessor shall not be obligated to perform any acts, expend any sums or bring any lawsuits or other legal proceedings, in order to obtain the Consent, other than to request the Consent in due course. Sublessee shall promptly provide Sublessor with all information required or reasonably requested by Landlord under the Prime Lease. If Landlord denies its Consent to this Sublease or if Landlord fails to issue its Consent or before the forty-fifth (45th) consecutive day immediately after the date this Sublease shall have been executed and delivered by Sublessor and Sublessee, this

Sublease shall terminate and be void and of no force or effect, provided that if Landlord shall respond to Sublessor’s and Sublessee’s request for Landlord’s consent to this Sublease with a request for additional, relevant documentation from Sublessee, then such forty-five (45) day period shall commence on the date that Sublessee shall have given Landlord such additional documentation. If this Sublease is so terminated, (a) the security deposit referred to in Section 21 of this Sublease and the first monthly installment of Fixed Rent previously paid by Sublessee to Sublessor on account of the Subleased Premises shall be returned to Sublessee, and (b) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for such provisions hereof as are expressly stated to survive.

21. Security Deposit.

(a) Concurrently with the execution hereof, Sublessee has deposited with Sublessor a deposit in the amount of Two Hundred Thirty-Six Thousand Three Hundred Sixty-Five and 32/100 ($236,365.32) (the “Security Deposit”) in cash, to be held by Sublessor as security for the faithful performance and observance of, and compliance with, all of the terms, covenants and conditions of this Sublease on Sublessee’s part to perform, observe or comply with, including, without limitation, the surrender of possession of the Subleased Premises to Sublessor in the condition as herein provided; it being expressly understood and agreed that Sublessee shall pay rent for the last calendar month (or part thereof) of the Term hereof promptly when due in accordance with the terms hereof.

(b) It is agreed that in the event Sublessee defaults in respect of any of the terms or provisions of this Sublease (after notice and expiration of the applicable cure period), including, but not limited to, the payment of Fixed Rent or Additional Rent, Sublessor may apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any such rent or any other sum as to which Sublessee is in such default or for any sum which Sublessor may expend or may be required to expend by reason of any such default, including, but not limited to, any damages to the Subleased Premises or any deficiency in the reletting of the Subleased Premises whether such damages or deficiency should accrue before or after summary proceedings or any reentry by Sublessor.

(c) The Security Deposit may not be used or applied by Sublessee as a substitute for any rent due, but may be so applied by Sublessor at any time at Sublessor’s sole option. The use, application or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by law or in equity, and shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled.

(d) If Sublessor applies or retains any part of the Security Deposit, then, upon written demand therefor by Sublessor, Sublessee shall promptly deposit cash with Sublessor in such amount so that Sublessor shall have the full Security Deposit on hand at all times during the Term of this Sublease. If Sublessee shall fully and faithfully comply with all of the terms and provisions of this Sublease, and provided that no default shall have occurred and be continuing hereunder, Sublessor shall return the unused balance of the Security Deposit, if any, to Sublessee within sixty (60) days after the Expiration Date and delivery of the Subleased Premises to Sublessor in accordance with the terms of this Sublease.

(e) In the event that Sublessor, pursuant to an assignment of the Prime Lease, assigns this Sublease to a third party, Sublessor shall transfer the Security Deposit to the assignee and Sublessor shall thereupon be released by Sublessee from all liability for the return of the Security Deposit. Sublessee agrees to look solely to the new Sublessor for the return of the Security Deposit and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(f) It is agreed that Sublessee shall have the right, in lieu of the funds required to be deposited with Sublessor pursuant to Section 21(a) above, to deposit and maintain with Sublessor as the Security Deposit referred to in this Sublease, an irrevocable commercial letter of credit in the aggregate amount from time to time required in Section 21(a), which letter of credit shall be in the form attached hereto as Exhibit C and issued by a member bank of the New York Clearinghouse Association or a commercial bank acceptable to Sublessor, payable upon the presentation by Sublessor to such bank of one or more sight drafts in form acceptable to Sublessor, without presentation of any other documents, statements or authorizations, which letter of credit shall provide (i) for the continuance of such credit for a period of at least one year from the date of its issuance, (ii) for the automatic extension of such letter of credit for additional periods of one year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit for at least three months beyond the end of the Term of this Sublease) unless such bank gives Sublessor notice by certified mail, return receipt requested, postage prepaid, of its intention not to renew such letter of credit (which notice shall be addressed to Sublessor as provided in this Sublease) not less than forty-five (45) days prior to the initial or any future expiration date of such letter of credit and (iii) that in the event such notice is given by such bank, Sublessor shall have the right to draw on such bank at sight for the balance remaining in such letter of credit, and hold and apply the proceeds thereof in accordance with the provisions of this Section 21. Each letter of credit to be deposited and maintained with Sublessor (or the proceeds thereof) shall be held by Sublessor as security for the full and faithful performance and observance by Sublessee of each and every term, covenant, condition and agreement of this Sublease as provided in this Section 21. If Sublessor applies or retains any portion or all of the proceeds of the letter of credit, then, upon written demand Sublessee therefore, shall promptly restore the amount so applied or retained so that at all times the amount of the letter of credit shall be in the amount set forth in Section 21(a).

(g) If the Security Deposit shall be in cash, Landlord shall deposit the Security Deposit into an interest bearing account at a banking organization selected by

Landlord. All interest and/or dividends, if any, accruing on the Security Deposit, less a 1% per annum charge for administrative expense, shall be added to, held and included within the term Security Deposit and, provided that no default shall occur and be continuing, shall accrue to the account of Tenant. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

22. Insurance Requirements.

Prior to the Commencement Date, Sublessee shall provide Sublessor with evidence of insurance, which includes Sublessor as an insured party and otherwise complies with the requirements of the Prime Lease, except that Sublessee shall only be obligated to maintain $3,000,000 of general liability insurance so long as the same is acceptable to Landlord.

23. Sublessor’s Right of Access.

(a) Sublessor reserves for itself and its agents and employees the right to periodically enter the Subleased Premises (upon reasonable written notice, except in the case of emergency, and accompanied by a representative of Sublessee, except in the case of emergency and provided that Sublessee shall make a representative available to so accompany Sublessor), to inspect the Subleased Premises, to post notices of non-responsibility and to determine whether Sublessee is complying with its obligations under this Sublease.

(b) In the event of emergency, Sublessor shall have the right, upon prior telephonic, fax or e-mail notice to Sublessee, to the extent practicable, to use any and all reasonable means that Sublessor may deem necessary or proper to open doors in an emergency, in order to obtain entry to any portion of the Subleased Premises, provided that Sublessor shall use reasonable efforts to maintain the security of the Subleased Premises and its contents.

24. Right to Cure Defaults and Damages.

If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder after any required notice and within the applicable cure period, if any, then Sublessor shall have the right, but not the obligation, after two (2) days’ prior written notice to Sublessee, or, in the event of any emergency, prior telephonic, fax or e-mail notice to Sublessee to the extent practicable, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Sublessee shall pay to Sublessor, upon demand, all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate.

25. Sublessor’s Representations, Warranties and Covenants.

Sublessor represents, warrants and covenants to Sublessee that the following are true and correct as of the date hereof: (i) a true and correct copy of the Prime Lease is attached hereto and made a part hereof as Exhibit D, with certain of the provisions that do not apply to the Sublease redacted, (ii) the Prime Lease is unmodified and in full force and effect, (iii) Sublessor has received no written notice from Landlord of default by Sublessor, as Tenant under the Prime Lease, which remains uncured; and (iv) to the best knowledge of Sublessor, neither Sublessor nor Landlord is in default in the performance and/or observance of any material covenant, agreement or condition of the Prime Lease on either Sublessor’s or Landlord’s part to be performed or observed. Sublessor shall request that Landlord execute and deliver to Sublessor an estoppel certificate, substantially in the form annexed to this Sublease as Exhibit F. Sublessor’s failure to obtain an estoppel certificate executed by Landlord shall have no effect on this Sublease, which shall continue in full force and effect, whether or not an estoppel certificate shall have been obtained from Landlord.

26. Intentionally Deleted.

27. Bankruptcy.

(a) If a petition is filed by or against Sublessee for relief under the Bankruptcy Code, and Sublessee (including for the purposes of this Section, Sublessee’s successor in bankruptcy, whether a trustee, Sublessee as debtor in possession or other responsible person) assumes, or assumes and proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity which has made or accepted a bona fide offer to accept an assignment of this Sublease, such assumption or assumption and assignment may only be made if all of the terms and conditions of this Section 27 are satisfied.

(b) Conditions to Assumption.

(i) No election by Sublessee to assume this Sublease shall be effective unless each of the following conditions, which Sublessor and Sublessee acknowledge are commercially reasonable, have been satisfied, and Sublessor has acknowledged in writing that: (i) Sublessee has cured, or has provided Sublessor adequate assurance (as defined below) that within ten (10) days from the date of such assumption Sublessee will cure all monetary defaults under this Sublease and within thirty (30) days from the date of such assumption Sublessee will cure all non-monetary defaults under this Sublease; (ii) Sublessee has compensated, or has provided to Sublessor adequate assurance that within ten (10) days from the date of assumption Sublessor will be compensated for any pecuniary loss incurred by Sublessor arising from the default of Sublessee as recited in Sublessor’s written statement of pecuniary loss sent to Sublessee; (iii) Sublessee has provided Sublessor with adequate assurance of the future performance (as defined below) of each of Sublessee’s obligations under this Lease; and (iv) Sublessee shall have provided Sublessor at least thirty (30) days prior written notice of any proceeding concerning the assumption of this Sublease.

(ii) For purposes of this Section, Sublessor and Sublessee acknowledge that (A) “adequate assurance” shall mean that the Bankruptcy Court shall have entered a Final Order authorizing the posting of a letter of credit in the amount of $78,788.44, or segregating $78,788.44 of cash to be payable to Sublessor, and/or Sublessee to secure Sublessee’s obligation to Sublessor to cure all monetary and/or nonmonetary defaults under this Sublease within the time periods set forth above and (B) “adequate assurance of future performance” shall mean that Sublessee has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to fulfill the obligations of Sublessee under this Sublease, in addition to the simultaneous posting of a letter of credit.

(c) Conditions to Assignment. In addition to satisfying the terms and conditions of Subsection 27(b), Sublessee shall give notice to Sublessor of the proposed assignment setting forth (1) the name and address of the proposed assignee and (2) all of the terms and conditions of the offer and proposed assignment. Sublessee shall also deliver to Sublessor a statement confirming that the assignee will continue to use the Subleased Premises for the Permitted Use. Sublessor and Sublessee acknowledge that Sublessor’s asset will be substantially impaired if the trustee in bankruptcy, debtor or debtor in possession or any assignee of the Sublease makes any use of the Subleased Premises other than the Permitted Use. Adequate assurance of future performance of the Sublease shall be furnished by the proposed assignee, no later than fifteen (15) days after Sublessee has made or received such offer, but in no event later than ten (10) days prior to the date on which Sublessee applies to a court of competent jurisdiction for authority and approval to effect the proposed assignment. The description of the adequate assurance of future performance of the proposed assignee in such notice shall include such financial and other information as is necessary to demonstrate that the financial condition and operating performance experience of the proposed assignee and its guarantors, if any, is sufficient to perform in such a manner as to meet and satisfy all obligations under this Sublease in a timely fashion, and shall be satisfactory to Sublessor in all other respects. Sublessor shall have the prior right and option, to be exercised by notice to Sublessee given at any time prior to the date on which the court order authorizing such assignment becomes a Final Order, to accept an assignment of this Sublease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Sublease. If this Sublease is assigned pursuant to the provisions of the Bankruptcy Code, “adequate assurance of future performance,” shall require from the assignee a deposit or posting of a Letter of Credit for the performance of its obligations under this Sublease in the same amount as required by Section 27(b). Any person to whom or entity to which this Sublease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or documentation to have assumed all of Sublessee’s obligations arising under this Sublease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Sublessor an instrument confirming such assumption. No provision of this Sublease shall be deemed a waiver of Sublessor’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Sublease, to require timely performance of Sublessee’s obligations under this Sublease, or to regain possession of the Subleased Premises if this Sublease has neither been assumed nor rejected within sixty (60) days after the date of entry of the Bankruptcy Court’s order for relief.

(d) Notwithstanding anything in this Sublease to the contrary, all amounts payable by Sublessee to or on behalf of Sublessor under this Sublease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code.

28. Miscellaneous.

(a) This Sublease may not be modified, amended, extended, renewed, terminated or otherwise modified except by a written instrument signed by both of the parties hereto.

(b) It is acknowledged and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreement with respect to the subject matter hereof. This Sublease has been executed and delivered after full investigation by each of the parties hereto, and neither party hereto has relied upon any statement, representation or warranty which is not specifically set forth in this Sublease.

(c) This Sublease does not constitute an offer to sublease the Subleased Premises to Sublessee and Sublessee shall have no rights with respect to the subleasing of the Subleased Premises unless and until Sublessor, in its sole and absolute discretion, elects to be bound hereby by executing and unconditionally delivering to Sublessee an original counterpart hereof.

(d) Sublessee shall be permitted to use “as is” during the Term of this Sublease the furniture and equipment owned by Sublessor and existing in the Subleased Premises (collectively, “Sublessor’s Personal Property”). Sublessor shall not remove any of Sublessor’s Personal Property from the Subleased Premises between the date of this Sublease and the Commencement Date. Sublessor makes no representation or warranty with respect to Sublessor’s Personal Property. On the Expiration Date, Sublessee shall become the owner of Sublessor’s Personal Property and on such date, Sublessee, as its expense, shall remove all such property from the Subleased Premises.

(e) If either party places the enforcement of this Sublease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Subleased Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration of rights hereunder, the prevailing party shall recover its reasonable attorneys’ fees, court costs and collection agency charges. “Prevailing party” within the meaning of this Section 28(e) shall include a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

IN WITNESS WHEREOF, this Sublease has been duly executed as of the day and year first above written.

SUBLESSOR: PRIMEDIA INC.

By:
Name:
Title:

SUBLESSEE: NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	CEO

Sublessee’s federal employer identification number is: 11-3504638

EXHIBIT A

Floor Plan of 17th Floor

[ATTACHED HERETO]

1

EXHIBIT B

Form of Commencement Date Agreement

COMMENCEMENT DATE AGREEMENT

AGREEMENT made as of the      day of                     , 200    , by and between PRIMEDIA INC., a Delaware corporation, having an address at 745 Fifth Avenue, New York, New York 10151, as Sublessor, and NEWTEK BUSINESS SERVICES, INC., a New York corporation, having an address at 462 7th Avenue, 14th Floor, New York, New York 10018, as Sublessee.

W I T N E S S E T H:

WHEREAS, Sublessor and Sublessee have entered into an Agreement of Sublease, dated as of November 10, 2006 (the “Sublease”), pursuant to which Sublessor subleased to Sublessee certain space in the Building known as and located at 1440 Broadway, New York, New York, as more fully described in the Sublease; and

WHEREAS, Sublessor is the Tenant under that certain lease dated December 31, 1999, (the “Original Lease”) with 1440 Partners, LLC (“Landlord”), successor-in-interest to 1440 Broadway Partners, LLC, a Delaware limited liability company, whereby Sublessor leased the entire 18th, 19th and 20th floors and also by delivery in phases, the entire 17th, 21st and 13th floors (collectively, the “Original Premises”) in an office building (the “Building”) commonly known as and located at 1440 Broadway, New York, New York, for a term expiring on October 31, 2015.

WHEREAS, the Original Lease was amended by letter agreement dated June 15, 2000, by amendments dated July 13, 2000, May 16, 2001 and June 28, 2002 and by letter agreements dated March 1, 2004 and July 7, 2006, pursuant to which, among other things, the entire 14th floor and a portion of the 15th floor were added to the Original Premises.

WHEREAS, Sublessor and Sublessee wish to confirm the Commencement Date of the Sublease.

NOW, THEREFORE, the parties confirm as follows:

1. All capitalized items not defined in this Agreement shall have the meanings ascribed to them in the Sublease.

2. The Term of the Sublease has commenced on                     , 200    , and such date constitutes the “Commencement Date,” as such term is defined in the Sublease.

IN WITNESS WHEREOF, Sublessor and Sublessee have respectively executed this Commencement Date Agreement as of the day and year first above written.

1

SUBLESSOR:

PRIMEDIA INC., a Delaware corporation

By:
Name:
Title:

SUBLESSEE: NEWTEK BUSINESS SERVICES, INC., a New York corporation

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	CEO

2

EXHIBIT C

Form of Letter of Credit

Primedia Inc.

Dear                                 :

We hereby establish our Clean Irrevocable Standby Letter of Credit No.              in your favor for up to the aggregate amount of US              Dollars ($            ) effective immediately and expiring at our counters at our close of business on             . This Letter of Credit is given in connection with a certain Agreement of Sublease dated as of November 10, 2006 between Primedia Inc. and Newtek Business Services, Inc.

Funds are available, from time to time, against presentation of one or more of your sight draft(s) in the form attached hereto as EXHIBIT 1 attached. The honoring of any sight draft shall not relieve the undersigned of its liability to so honor any further sight draft(s); provided, however, that the undersigned shall, except as provided below, not be obligated to honor any sight draft if such sight draft, when aggregated with amounts previously drawn under this Letter of Credit, shall exceed the amount stated above; in which case, only the balance then existing shall be disbursed pursuant to such sight draft.

It is a condition of this Letter of Credit that it shall be automatically extended without amendment for additional periods of one (1) year from the present or future expiration date, unless we notify you in writing by Certified Mail, return receipt requested, at least forty-five (45) days prior to the then present expiration date that we elect not to do so. Upon receipt by you of such notice, you may draw on us at sight for the balance remaining in this Letter of Credit.

We hereby engage with you that all draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon proper presentation to:

This Letter of Credit may be transferred any number of times to any transferee designated by the then beneficiary hereunder. Transfer of this Letter of Credit shall be effective by the presentation to the undersigned of the original of this Letter of Credit accompanied by a request designating the transferee. Upon such presentation, the undersigned shall forthwith effect a transfer of this Letter of Credit to such designated transferee.

Except as otherwise expressly provided herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) of the International Chamber of Commerce Publication No. 500.

By:
Name:
Title:

1

EXHIBIT 1

SIGHT DRAFT

Letter of Credit No. :

Date of Letter of Credit:

Date of this Draft:

To the order of Primedia Inc.

Pay ($ )

At Sight

For value received under Letter of Credit No.

The undersigned represents that it is entitled to draw on this Letter of Credit pursuant to the Agreement of Sublease dated November 10, 2006 between Primedia Inc. and Newtek Business Services, Inc.

This Draft is payable by wire transfer (to the bank specified by the beneficiary).

Primedia Inc.

By:
Name:
Title:

1

EXHIBIT D

The Prime Lease

[ATTACHED HERETO]

1

EXHIBIT E

Form of Lease Estoppel Certificate

LANDLORD:	1440 PARTNERS, LLC

TENANT:	PRIMEDIA INC.

PREMISES:	1440 Broadway, New York, New York – Portion of the 17th Floor

DATE:

The undersigned Landlord, as landlord under a certain Lease dated December 31, 1999 and referred to as the Prime Lease (the “Lease”) in the Sublease to be entered into between the above-referenced Tenant and Newtek Business Services, Inc. (the “Subtenant”) hereby ratifies the Lease and certifies to the Subtenant as follows:

1.	The term of the Lease commenced on and the Tenant is in full and complete possession of the Premises and has commenced full occupancy and use of the Premises, such possession having been delivered by the original Landlord and having been accepted by the Tenant.

2.	To Landlord’s knowledge, all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

3.	The Lease is in full force and effect and represents the entire agreement between the parties; to Landlord’s knowledge, there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and to Landlord’s knowledge no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and said Lease has: (initial one)

(    ) not been amended, modified, supplemented, extended, renewed or assigned.

( XX) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

Letter Agreement dated June 15, 2000
Amendment dated July 13, 2000
Amendment dated May 16, 2001
Amendment dated June 28, 2002
Letter Agreement dated March 1, 2004
Letter Agreement dated July 7, 2006

1

4.	The term of the Lease expires on ; and that: (initial one)

(    ) neither the Lease nor any of the documents listed above in Paragraph 3 (if any) contain an option for any additional term or terms.

(    ) the Lease and/or the documents listed above in Paragraph 3 contain an option for                          (            ) additional terms of              years.

5.	To Landlord’s knowledge, there is no apparent contamination of the Premises by hazardous materials.

6.	To Landlord’s knowledge, there are no actions, voluntary or involuntary, pending against the Landlord under the bankruptcy laws of the United States or any state thereof.

7.	This certification is made knowing that the Subtenant is relying upon the representations herein made.

1440 PARTNERS, LLC

By:
Typed Name:
Title:
Date:

2